As filed with the Securities and Exchange Commission on June 26, 2025.
Registration No. 333-286585
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Globa Terra Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

382 NE 191st Street #952377
Miami, Florida 33179
52 55 8975 9325
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Agustin Tristan Aldave
Chief Executive Officer
c/o Globa Terra Acquisition Corporation
382 NE 191st Street #952377
Miami, Florida 33179
+52 55 8975 9325
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Gil Savir, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Brandon J. Bortner, Esq. Ryan S. Brewer Paul Hastings LLP 2050 M Street NW Washington, DC 20036 (202) 551-1700	Christopher J. DeCresce, Esq. Freshfields US LLP 3 World Trade Center 175 Greenwich Street New York, NY 10007 (212) 277-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Globa Terra Acquisition Corporation is filing this Amendment No. 3 to its Registration Statement on Form S-1 (File No. 333-286585) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

Part II
Information not required in prospectus
Item 16. Exhibits and Financial Statement Schedules
EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association**
3.2	Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Unit Certificate**
4.2	Specimen Class A Ordinary Share Certificate**
4.3	Specimen Warrant Certificate**
4.4	Specimen Right Certificate**
4.5	Form of Warrant Agreement between Odyssey Trust Company, LLC and the Registrant**
4.6	Form of Right Agreement between Odyssey Trust Company, LLC and the Registrant**
5.1	Opinion of Paul Hastings LLP*
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant*
10.1	Form of Letter Agreement among the Registrant and Registrant’s initial shareholders, officers, directors**
10.2	Form of Investment Management Trust Agreement between Odyssey Trust Company, LLC and the Registrant**
10.3	Form of Registration Rights Agreement between the Registrant and certain security holders**
10.4	Securities Subscription Agreement, between the Registrant and the Sponsor**
10.5	Form of Private Placement Units and Restricted Share Purchase Agreement**
10.6	Form of Indemnity Agreement**
10.7	Form of Administrative Services Agreement between the Registrant and the Sponsor**
10.8	Amended and Restated Consulting Agreement, dated as of June 10, 2025, between Registrant and Meteora Capital, LLC**
10.9	Amended and Restated Promissory Note, dated June 12, 2025, issued to the Sponsor**
14	Form of Code of Ethics**
23.1	Consent of Adeptus Partners, LLC**
23.2	Consent of Paul Hastings LLP (included in Exhibit 5.1)*
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.2)*
24	Power of Attorney (included on signature page of the initial filing of this Registration Statement)**
99.1	Form of Audit Committee Charter**
99.2	Form of Compensation Committee Charter**
99.3	Form of Nominating and Corporate Governance Committee Charter**
99.4	Consent of Kelly Burke to be named as director nominee**
99.5	Consent of Jesus Demetrio Tueme to be named as director nominee**
99.6	Consent of Edward Joseph Preble to be named as director nominee**
99.7	Consent of Jeff Smith to be named as director nominee**
99.8	Form of Clawback Policy**
107	Filing Fee Table**

*	Filed herewith.
**	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ciudad de Mexico, Mexico, on the 26th of June 2025.

Globa Terra Acquisition Corporation

By:	/s/ Agustin Tristan Aldave
	Name:	Agustin Tristan Aldave
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Agustin Tristan Aldave	Chief Executive Officer (Principal Executive Officer)	June 26, 2025
Agustin Tristan Aldave

/s/ Katherine Chiles	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2025
Katherine Chiles

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Globa Terra Acquisition Corporation, in the City of Navarre, Florida, on the 26th day of June 2025.

By:	/s/ Katherine Chiles
	Name:	Katherine Chiles
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)